Exhibit (21)* to Report

on Form 10-K for

Fiscal Year Ended June 30, 2009

by Parker-Hannifin Corporation

Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/County of Incorporation
UNITED STATES
Alkid Corp.	California
Winco Enterprises Inc.	California
Parker Hannifin International Corp.	Delaware
Parker Intangibles LLC	Delaware
Parker Italy (PH Espana Holding) LLC	Delaware
Parker Italy Holding LLC	Delaware
Parker-Hannifin Luxembourg Finance Limited Co.	Delaware
PH Astron Holding LLC	Delaware
PH Spain LLC	Delaware
Vansco Holdings LLC	Delaware
265 Warwick LLC	Ohio
Parker Royalty Partnership	Ohio
PG Square LLC	Ohio

INTERNATIONAL
Parker Hannifin Argentina S.A.I.C.	Argentina
Domnick Hunter Pty Limited	Australia
Legris Australasia Pty Ltd.	Australia
Parker Hannifin (Australia) Pty Limited	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin Australia Holding, Pty Limited	Australia
Legris G.e.s.m.b.H.	Austria
Parker Hannifin G.e.s.m.b.H.	Austria
Parker-Origa Pneumatic GmbH	Austria
Advanced Products N.V.	Belgium
S.A. Parker Hannifin N.V.	Belgium
Parker Hannifin (Bermuda) Ltd.	Bermuda
Adesp Brasil Idustria de Adesivos Quimicos Ltd.	Brazil
Legris do Brasil Ltda.	Brazil
Parker Hannifin Industria e Comercio Ltda	Brazil
2172098 Ontario Inc.	Canada
3228453 Nova Scotia Company	Canada
3239249 Nova Scotia Ltd.	Canada
9183-7252 Quebec Inc.	Canada
Nexgen Hose Inc.	Canada
Parker Canada Holding Co	Canada
Parker Canada Investment Co.	Canada

Name of Subsidiary	State/County of Incorporation
Parker Canada Limited Partner Co	Canada
Parker Canada Management Inc.	Canada
Parker Hannifin Canada	Canada
Parker Hannifin Electronic Controls	Canada
Parker Ontario Holdings Inc.	Canada
Parker Ontario Limited Partnership	Canada
Ingeniera y Servicios Metalcrom Limitada	Chile
Parker Hannifin Chile Limitada	Chile
Legris Autoline Wuxi Automotive Components Co. Ltd.	China
Legris Wuxi Fluid Control Systems Co. Ltd.	China
Parker Shenyang Rubber Products Co., Ltd. (1)	China
Parker Tejing Hydraulics (Tianjin) Co., Ltd. (2)	China
PH Electronic Material (Shenzhen) Co., Ltd.	China
PH Fluid Connectors (Qingdao) Co., Ltd.	China
PH Fluid Connectors Co., Ltd	China
PH Fluid Power Systems & Components Co., Ltd.	China
PH Management (Shanghai) Co., Ltd. (China RHQ)	China
PH Motion & Control Shanghai Co. Ltd.	China
Rayco (Wuxi) Precision Mold Systems Co., Ltd.	China
Rayco (Wuxi) Technologies Co., Ltd.	China
Shanghai Denison Hydraulics Components Limited (3)	China
Taiyo Parker Fluidpower (Shanghai) Co., Ltd.	China
Wuxi Kenmore Refrigeration Components Co., Ltd.	China
Legris SRO	Czech Republic
Parker Hannifin Czech Republic Sro	Czech Republic
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker-Hannifin s.r.o.	Czech Republic
Legris Danmark APS	Denmark
Parker Hannifin A/S	Denmark
Parker Hannifin Oy	Finland
Vansco Electronics Oy	Finland
Legris Autoline SAS	France
Legris SAS	France
Parker Hannifin France Holding SAS	France
Parker Hannifin France SAS	France
Parker Hannifin SNC	France
Parker-Origa SAS	France
PH France Finance SAS	France
SSD Drives France Holdings SAS	France
SSD Parvex SAS	France
Bell Hermetic Armaturenwerk GmbH & Co. KG	Germany
Domnick Hunter Gmbh	Germany
Hermetic Armaturenwerk GmbH	Germany
Legris GmbH	Germany
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Verw. GmbH	Germany
Parker-Origa GmbH	Germany

Name of Subsidiary	State/County of Incorporation
Rectus GmbH	Germany
Zander Aufbereitungstechnick GmbH	Germany
Parker Hannifin (Gibraltar) Holding Limited (Gib1)	Gibraltar
Parker Hannifin (Gibraltar) Properties Limited (Gib7) (1)	Gibraltar
Parker Hannifin Hong Kong, Ltd.	Hong Kong
Legris Hungary Ltd.	Hungary
Parker International Capital Mng Hungary Ltd.	Hungary
PHC-Hungarian Trade Representative Office	Hungary
Annapurna Kenmore Tube Products Pvt. Ltd. (1)	India
Legris India Holding Private Ltd.	India
Legris India Private Ltd. (4)	India
Parker Hannifin India Private Ltd.	India
Parker Markwel Industries Private Ltd.	India
Acadia International Insurance Ltd	Ireland
Parker Sales (Ireland) Limited	Ireland
Legris SPA	Italy
Parker Hannifin SpA	Italy
Parker Hiross Spa	Italy
Parker Italy Holding S.r.l.	Italy
Parker ITR SRL	Italy
Kuroda Pneumatics Ltd.	Japan
Parker Hannifin Japan Ltd.	Japan
Taiyo Ltd. (5)	Japan
Taiyo Tech	Japan
Taiyo Techno	Japan
Parker Korea Ltd.	Korea
Parker Mobile Control Division Asia Co., Ltd.	Korea
PH Climate & Industrial Controls Ltd.	Korea
PH Connectors Ltd.	Korea
Parker Hannifin (Luxembourg) S.a r.l.	Luxembourg
Parker Hannifin Bermuda Luxembourg S.C.S.	Luxembourg
Parker Hannifin Global Capital Management S.a r.l.	Luxembourg
Parker Hannifin Luxembourg Acquisitions S.a r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.a r.l.	Luxembourg
PH Luxembourg Investments 1 S.a r.l.	Luxembourg
EmiTherm Sdn. Bhd.	Malaysia
Parker Hannifin Industrial (M) Sdn Bhd	Malaysia
Parker Hannifin Malaysia Sdn. Bhd	Malaysia
Parker Hannifin Singapore Private (Malaysia Branch)	Malaysia
Parker-Origa Sdn. Bhd	Malaysia
Parker Hannifin Malta Finance 1, Ltd	Malta
Parker Hannifin Malta Finance 2, Ltd.	Malta
Arosellos, S.A. de C.V.	Mexico
Parker Baja Servicios	Mexico
Parker Brownsville Servicios	Mexico
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Hannifin Hldg S. de R.L. de C.V.	Mexico
Parker Industrial S. de R.L. de C.V.	Mexico

Name of Subsidiary	State/County of Incorporation
Parker Seal de Mexico S.A.	Mexico
Parker Servicio’s de Mexico, S.A. de C.V.	Mexico
Parker Sistemas de Automatization S de R.L.	Mexico
DH Group Benelux B.V.	Netherlands
KV Automation BV	Netherlands
KV Holdings BV	Netherlands
KV Pneumatics B.V.	Netherlands
KV Systems BV	Netherlands
Legris BV	Netherlands
Parker Filtration & Separation BV	Netherlands
Parker Filtration B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Parker Hose BV	Netherlands
Parker Pneumatic BV	Netherlands
Parker Polyflex BV	Netherlands
Parker-Origa BV	Netherlands
PH Finance BV	Netherlands
Parker Hannifin (N.Z.) Limited	New Zealand
Parker Hannifin A/S	Norway
Parker Hannifin Norway Holding AS	Norway
Parker Maritime AS	Norway
Parker ScanRope AS	Norway
Parker-Origa AS	Norway
Scan Rope Eindom Nord AS	Norway
Legris Poland Sp. z.o.o.	Poland
Parker Hannifin Sp. z.o.o.	Poland
Legris LDA	Portugal
Parker Hannifin Portugal LDA	Portugal
Legris Industries OOO	Russia
Parker Hannifin LLC	Russia
Domnick Hunter Group Pte Ltd	Singapore
Legris S.E. Asia Pte. Ltd.	Singapore
Legris Singapore Manufacturing Plc. Ltd.	Singapore
Parker Hannifin Singapore Pte. Ltd.	Singapore
Rayco International Pte. Ltd.	Singapore
Rayco Laboratories Pte. Ltd.	Singapore
Rayco Technologies Pte. Ltd.	Singapore
Parker-Origa Pte. Ltd.	Singapore
Parker Hannifin Czech Republic sro, organizacna zlozka	Slovakia
Parker-Hannifin s.r.o. - organizacna slozka	Slovakia
Parker Hannifin (Africa) Pty. Ltd.	South Africa
Legris Cenrasa SA	Spain
Legris Espanola SA	Spain
Parker Hannifin (Espana) S.A.	Spain
Parker Hannifin Acquisitions SL	Spain
Parker Hannifin Catera Industrial S.L.	Spain

Name of Subsidiary	State/County of Incorporation
PH Industries & Assets Holding SL	Spain
Tecknit Europe Espana, S.L.	Spain
Hoerbiger-Origa AB	Sweden
Legris Scandinavia AB	Sweden
Legris Swenska AB	Sweden
Parker Hannifin AB	Sweden
Tema Ingenjorsfirma AB	Sweden
Vansco Electronics AB	Sweden
Parker Hannifin Cartera Industrial, S.L. Torrejon de Ardoz (Espagne) succursale de Carouge	Switzerland
Parker Hannifin Europe Sarl	Switzerland
Parker Lucifer SA	Switzerland
Parker-Origa Holding AG	Switzerland
Tema Marketing AG	Switzerland
Parker Hannifin Taiwan Ltd.	Taiwan
KV Automation Thailand (6)	Thailand
Parker Hannifin (Thailand) Co. Ltd.	Thailand
Parker Hareket ve Kontrol Sistemleri Tic. A.S.	Turkey
Parker Lklim Kontrol Sistemleri Sanayi ve Tic AS	Turkey
Alenco (Holdings) Ltd.	UK
Legris Limited	UK
Parker Hannifin (GB) Ltd.	UK
Parker Hannifin (UK) Limited	UK
Parker Hannifin 2007 LLP	UK
Parker Hannifin Ltd.	UK
Parker-Origa Ltd.	UK
ScanRope Ltd.	UK
Vansco Electronics (UK) Limited	UK
Parker Middle East FZE	United Arab Emirates
Parker Hannifin de Venezuela, S.A.	Venezuela

(1)	The Company owns 51% of such subsidiary’s equity capital.
(2)	The Company owns 90% of such subsidiary’s equity capital.
(3)	The Company owns 85% of such subsidiary’s equity capital.
(4)	The Company owns 74% of such subsidiary’s equity capital.
(5)	The Company owns 60% of such subsidiary’s equity capital.
(6)	The Company owns 77% of such subsidiary’s equity capital.

All of the foregoing subsidiaries are included in the Company’s consolidated financial statements. In addition to the foregoing, the Company owns fifty-nine inactive or name holding companies.